SHARE REPURCHASE AGREEMENT

         This Agreement is made and entered into this 26 day of October, 2001, by and between Loudeye Technologies, Inc. (the "Company") and Martin Tobias and Alex Tobias ("Tobias").

         WHEREAS, Tobias is the largest holder of shares of common stock of the Company ("Company Stock");

         WHEREAS,   Tobias  requires   liquidity  to  meet  certain   commercial
obligations;

         WHEREAS, the sale by Tobias of large amounts of Company Stock has and may in the future depress the market price of the Company Stock due to limited trading volume of the Company Stock; and

         WHEREAS, the Company and Tobias desire to make certain arrangements to provide TOBIAS liquidity and to provide for orderly sales of shares of the Company Stock in the public market;

         IN CONSIDERATION of the mutual covenants and agreements contained herein, the parties agree as follows:

1.       Purchase of Shares.

         (a) The Company shall purchase from Tobias, and Tobias agrees to sell to the Company, an aggregate number of shares of Company Stock such that the purchase price as calculated under the formula set forth herein equals $2,000,000 (the "Purchased Shares"). The number of Purchased Shares will be calculated by dividing $2,000,000 by the lesser of the average closing bid price for the Company Stock for the trailing 30 trading days prior to closing, or 95% of the closing bid price for the Company Stock the day before closing.

         (b) The proceeds from the sale of the Purchased Shares shall be used for the repayment or principal reduction of existing loans of Tobias from City National Bank. Tobias shall provide the Company with the outstanding balance of each loan on the closing date. The Company shall pay the proceeds from the sale directly to City National Bank at Closing.

2. Closing. Closing shall occur at the offices of the Company on October 26, 2001 10:00 a.m., or such other date, time or place as the parties may mutually agree.

3.       Market Stand-Off.

         (a) Except as otherwise provided in this Agreement, Tobias agrees that, without the prior written consent of the Company, he will not (i) lend, offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, or otherwise transfer or dispose of, directly or indirectly, any shares of Company Stock or any securities convertible into or exercisable or exchangeable for Company Stock owned by him or over which he has the power to cause the sale (whether such shares or any such securities are then owned by Tobias or are thereafter acquired) (the "Tobias Shares"), or (ii) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of the Company Stock, whether any such transaction described in clause (i) or (ii) above is to be settled by delivery of Company Stock or such other securities, in cash or otherwise. Such restrictions shall commence at closing of this transaction and shall continue until the later of the repayment of all outstanding principal and interest on that loan from the Company to Tobias evidenced by a promissory note dated as of the closing date in the maximum principal amount of $2,000,000 (the "Company Loan"), or January 31, 2003.

         (b) Notwithstanding subparagraph (a) above, Tobias shall be permitted to establish a program of sales of Tobias Shares not otherwise subject to the option granted in Section 4 hereof consistent with Rule 10b5-1 under the Securities Exchange Act of 1934 and with Rule 144 under the Securities Act of 1933, so long as the minimum sales price of the Company Stock under such plan equals or exceeds $1.25 per share.

         (c) The Company shall exercise reasonable efforts to identify and to assist Tobias in identifying a private buyer for some or all of the Tobias shares, on terms acceptable to Tobias.

4.       Transfer of Shares.

         Within ten (10) business days of Closing Tobias will transfer all of his shares of Company Stock into the account listed in the Account Control Agreement dated January 30, 2001 between Robertson Stephens, Inc., fka FleetBoston Robertson Stephens, Inc., Loudeye Technologies, Inc., and Martin G. Tobias.

5.       Minimum Liquidity Commitment.

         (a) If in any calendar quarter commencing after December 31, 2001, Tobias does not sell a sufficient amount of Tobias Shares to achieve the Minimum Liquidity Commitment, Tobias may, by written notice to the Company within three business days following the end of each calendar quarter, require the Company to purchase from him a quantity of Tobias Shares so that Tobias will achieve the Minimum Liquidity Commitment for each calendar quarter. The Minimum Liquidity Commitment is an amount equal to the lesser of (i)150% of the maximum number of shares that could have been sold by Tobias under Rule 144 on the last day of the calendar quarter (without regard to any sales made by Tobias during the 90 days preceding the last day of the quarter) times the lesser of (x) the average closing bid price of the Company Stock for the trailing 30 trading days ending on the last trading day of the calendar quarter or (y) 95% of the closing bid price of the Company Stock on the last trading day of the calendar quarter, or
(ii) $500,000. Any purchases of Tobias Shares will be made at a price equal to the lesser of the average closing bid price for the Company for the trailing 30 trading days or 95% of the closing bid price on the last day of the applicable calendar quarter.

         (b) Tobias' right to require the Company to purchase Tobias Shares to satisfy the Minimum Liquidity Commitment will expire upon the earlier of (i) three business days following June 30, 2003, (ii) repayment in full of principal and accrued interest on the Company Loan, or (iii) at such time as Tobias ceases to be the beneficial or record owner of any shares of Company Stock.




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
6.       Grant of Proxy.

         Tobias hereby grants to the Board of Directors of the Company an irrevocable proxy, with full power of substitution, to vote any and all of the Tobias Shares, in its discretion, on all matters that may properly come before any meeting of the Company's stockholders. This proxy shall terminate on the later of January 31, 2003 or the repayment of all principal and accrued interest on the Company Loan. This proxy shall be deemed coupled with an interest and shall be irrevocable by Tobias during its term.

7. Representations and Warranties of Tobias. As of the Closing Date, Tobias represents and warrants to the Company as follows:


         (a) Tobias will be the record and beneficial owner of the Tobias Shares, free and clear of any lien or other limitation or restriction (including any restriction on the right to vote, sell or otherwise dispose of the Shares), except for liens on the Tobias Shares held by the Company, and will transfer and deliver to the Company at the Closing valid title to the Purchased Shares, free and clear of any lien and any such limitation or restriction. Other than as set forth in this Agreement, no person or entity has any right to acquire any record or beneficial interest in the Tobias Shares.

         (b) Tobias has the capacity, power and authority to conduct his business, to own and dispose of his properties, to execute and deliver this Agreement, and to perform all of his obligations under this Agreement. This Agreement constitutes the legal, valid and binding obligations of Tobias enforceable in accordance with its terms.

         (c) Neither the execution, delivery and performance of this Agreement nor the consummation of the transactions contemplated hereby will require any consent or other action by any person under, result in a breach of, or a default under, any term or provision of any contract to which Tobias is a party or by which any of the Tobias Shares are bound.

8. Representations and Warranties of the Company. As of the Closing Date, the Company represents and warrants to Tobias as follows:

         (a) The execution and delivery by the Company of this Agreement, and the consummation of the transactions contemplated hereby, have been duly authorized by all necessary corporate actions of the Company. This Agreement has been duly executed and delivered by the Company, and constitutes the legal, valid and binding obligations of the Company, enforceable in accordance with its terms.

         (b) Neither the execution, delivery and performance of this Agreement nor the consummation of the transactions contemplated hereby will: (i) violate the Certificate of Incorporation , bylaws or other organizational documents of the Company, (ii) require any consent or other action by any person under, result in a breach of, or a default under, any term or provision of any contract to which the Company is a party or by which any of its assets are bound or (iii) violate any applicable law, rule, regulation, judgment, injunction, order or decree or alter or impair any license, franchise, permit or other similar authorization held by the Company or require the consent of any governmental authority, except to the extent that any failure to obtain any such consent or any violation would not reasonably be expected to have a material adverse effect





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

on the business or financial condition of the Company and its subsidiaries, taken as a whole.

9.       Miscellaneous Provisions.

         (a) Martin Tobias shall resign as a director of the Company effective immediately upon execution of this Agreement.

         (b) This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware.

         (c) The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns. No party shall assign, delegate or otherwise transfer any of its rights or obligations under this Agreement without the prior written consent of each other party hereto.

         (d) If all or any portion or provision of this Agreement shall to any extent be held invalid or unenforceable in whole or in part by a court or agency having valid jurisdiction pursuant to a valid decision or decree, then the parties hereto expressly agree to be bound by any lesser covenant imposing the maximum legal duty permitted by law that is subsumed within the terms of such covenant, as if the resulting covenants were separately stated in and made a part of this Agreement, and the remainder of this Agreement shall remain in full force and effect.

         (e) This Agreement and the Company Loan and related documents thereto constitute the entire agreement between the parties with respect to the subject matter of this Agreement and supersedes all prior agreements and understandings, both oral and written, between the parties with respect to the subject matter of this Agreement.

         (f) Tobias shall bear all of his own costs, fees and expenses in connection with this Agreement and the transactions contemplated hereby and shall reimburse the Company for all of its costs, fees and expenses in connection with this Agreement and the transactions contemplated hereby.



                                  [END OF TEXT]




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



         In witness whereof, the parties have caused this Agreement to be executed as of the date first written above.

         Loudeye Technologies, Inc.



         By:  /s/ John A. Baker                     /s/ Martin Tobias
              _________________________             __________________________
              John A. Baker                         Martin Tobias
              Chief Executive Officer


                                                     /s/ Alex Tobias
                                                    __________________________
                                                    Alex Tobias















                  SIGNATURE PAGE TO SHARE REPURCHASE AGREEMENT



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